**Liberty Global**

92,289 Followers

1 hour ago

The leading independent proxy advisory firm ISS has joined Glass Lewis in recommending that shareholders vote “for” our proposed redomiciliation to Bermuda from England and Wales. The move will facilitate value-enhancing transactions such as buybacks, dividends, spin-offs, divestitures and acquisitions and reduce administrative expenses and burdens, while preserving strong accountability and corporate governance.

In its report, ISS concluded that “the strategic rationale for the transaction... appears sound,” It also highlighted certain shareholder protections, including “bylaw provisions to protect unaffiliated shareholders under certain related-party transactions” and “the reduction in voting requirements to effect certain M&A transactions” as reasons to support the proposal.

Liberty Global’s Board of Directors encourages shareholders to vote for all the proposals related to the change of incorporation.

Read more here: www.libertyglobal.com/companynews



www.libertyglobal.com/companynews

**Leading Independent Proxy Advisory Firm ISS Joins Glass Lewis in Recommending Shareholders Vote “For” All ...**

**Liberty Global**
@LibertyGlobal

The leading independent proxy advisory firm ISS has joined Glass Lewis in recommending that shareholders vote “for” our proposed redomiciliation to Bermuda from England and Wales, saying the strategic rationale for the move “appears sound”.

Read more:



libertyglobal.com/company news

Leading Independent Proxy Advisory Firm ISS Joins Glass Lewis in Recommending Shareholders Vote “For” All ...